EXHIBIT 99.1

POLYMERIC U.S., INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

POLYMERIC U.S., INC.

Contents

Page

Independent Auditors’ Report	1 – 2

Financial Statements:

Balance Sheets	3 – 4

Statements of Operations	5

Statements of Stockholders’ Equity (Deficit)	6

Statements of Cash Flows	7

Notes to the Financial Statements	8 – 20

Independent Auditors’ Report

The Board of Directors Polymeric U.S., Inc.

North Kansas City, Missouri

Opinion

We have audited the accompanying financial statements of Polymeric U.S., Inc., which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Polymeric U.S., Inc. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Polymeric U.S., Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Sale Transaction

As discussed in Note 15 to the financial statements, Polymeric U.S., Inc. entered into a sale transaction with Nocopi Technologies, Inc. on May 18, 2026. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Polymeric U.S., Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

1

Independent Auditors’ Report

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts, and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Polymeric U.S., Inc.’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Polymeric U.S., Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Overland Park, Kansas

July 30, 2026

2

POLYMERIC U.S., INC.

Balance Sheets

December 31,

	2025	2024
Assets

Current assets:
Cash and cash equivalents	$686,006	$281,831
Accounts receivable, net of allowance for credit losses	374,476	645,447
Other receivables	124,442	211,169
Inventories, net of allowance for obsolescence	1,553,079	1,748,136
Refundable income taxes	29,086	9,162

Total current assets	2,767,089	2,895,745

Property and equipment, at cost:
Leasehold improvements	58,012	58,012
Machinery and equipment	804,133	802,094
Furniture and fixtures	16,598	11,354
	878,743	871,460
Less accumulated depreciation and amortization	802,557	703,997

Net property and equipment	76,186	167,463

Other assets:
Operating lease right-of-use assets, net of amortization	184,628	204,761
Intangible assets, net of amortization	159,864	324,668

Total other assets	344,492	529,429

Total assets	$3,187,767	$3,592,637

The accompanying notes are an integral part of these financial statements

3

POLYMERIC U.S., INC.

Balance Sheets

December 31,

	2025	2024
Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Current maturities of long-term debt	$30,355	$27,900
Current maturities of notes payable to affiliate	—	126,012
Current maturities of long-term operating lease liabilities	181,557	198,510
Contingent consideration payable	7,106	—
Accounts payable	104,906	209,747
Accounts payable - affiliate	—	25,000
Accrued expenses	22,282	10,269

Total current liabilities	346,206	597,438

Long-term liabilities:
Notes payable to affiliate, less current maturities	—	4,506,042
Accounts payable - affiliate, long-term	—	104,023
Contingent consideration payable, less current portion	—	30,000
Long-term debt, less current maturities	33,025	63,380
Long-term operating lease liabilities, less current maturities	3,071	7,018
Total long-term liabilities	36,096	4,710,463

Total liabilities	382,302	5,307,901

Stockholders' equity (deficit):
Common stock, $.01 par value; 30,000 shares authorized; 1,200 and 1,031 shares issued and outstanding as of December 31, 2025 and 2024, respectively	12	10
Additional paid-in capital	5,701,841	750,000
Retained deficit	(2,896,388)	(2,465,274)

Total stockholders' equity (deficit)	2,805,465	(1,715,264)

Total liabilities and stockholders' equity (deficit)	$3,187,767	$3,592,637

The accompanying notes are an integral part of these financial statements

4

POLYMERIC U.S., INC.

Statements of Operations

Years Ended December 31,

	2025	2024

Sales, net	$5,323,161	$5,868,162
Cost of goods sold	3,716,816	3,713,517
Gross profit	1,606,345	2,154,645

Operating expenses:
Selling	194,516	182,842
General and administrative	1,584,185	1,525,179
Total operating expenses	1,778,701	1,708,021

Operating (loss) income	(172,356)	446,624

Other income (expense):
Miscellaneous income	1,797	9,521
Gain on sale of assets	—	6,820
Interest income	11,292	—
Interest expense	(258,368)	(434,553)
Total other expense	(245,279)	(418,212)

(Loss) income before provision for income taxes	(417,635)	28,412

Provision for income taxes	(13,479)	(21,972)

Net (loss) income	$(431,114)	$6,440

The accompanying notes are an integral part of these financial statements

5

POLYMERIC U.S., INC.

Statements of Stockholders’ Equity (Deficit)

Years Ended December 31, 2025 and 2024

		Additional		Total Stockholders'
	Common	Paid-in	Retained	(Deficit)
	Stock	Capital	Deficit	Equity

Balance at January 1, 2024	$10	$750,000	$(2,471,714)	$(1,721,704)

Net income	—	—	6,440	6,440

Balance at December 31, 2024	10	750,000	(2,465,274)	(1,715,264)

Cancellation of common stock (1,031 shares of $0.01 par value per share)	(10)	—	—	(10)

Issuance of common stock (1,200 shares of $0.01 par value per share)	12	—	—	12

Conversion of stockholder loans and accounts payable to additional paid-in capital	—	4,951,841	—	4,951,841

Net loss	—	—	(431,114)	(431,114)

Balance at December 31, 2025	$12	$5,701,841	$(2,896,388)	$2,805,465

The accompanying notes are an integral part of these financial statements

6

POLYMERIC U.S., INC.

Statements of Cash Flows

Years Ended December 31,

	2025	2024
Cash flows from operating activities:
Net (loss) income	$(431,114)	$6,440
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	124,399	148,457
Noncash operating lease expense	196,708	228,358
Affiliate interest added to loan principal	251,414	387,454
Abandonment of patents	138,964	—
Credit loss expense	10,056	3,292
Provision for inventory obsolescence	435,601	36,418
Gain on sale of assets	—	(6,820)
Changes in assets and liabilities:
Receivables	347,642	(51,337)
Inventories	(240,544)	(391,086)
Prepaid expenses	—	4,758
Refundable income taxes	(19,924)	(9,162)
Accounts payable	(133,383)	(17,836)
Accrued expenses	(17,987)	(91,663)
Operating lease liabilities	(197,475)	(229,877)
Income tax payable	—	(3,472)

Net cash provided by operating activities	464,357	13,924

Cash flows from investing activities:
Proceeds from sale of assets	—	85,457
Cash paid for acquisition of business	—	(95,390)
Purchase of property and equipment	(7,282)	(66,572)

Net cash used in investing activities	(7,282)	(76,505)

Cash flows from financing activities:
Payments on notes payable	(27,900)	—
Payments on notes payable to affiliate	(25,000)	(312,901)

Net cash used in financing activities	(52,900)	(312,901)

Net increase (decrease) in cash and cash equivalents	404,175	(375,482)

Cash and cash equivalents at beginning of year	281,831	657,313

Cash and cash equivalents at end of year	$686,006	$281,831

Supplemental cash flow information:
Cash paid for interest	$6,954	$47,099
Cash paid for income taxes	$33,407	$34,606

Noncash investing and financing activities:

Cancellation of 1,031 shares of common stock (par value $0.01 per share)	$(10)	$—
Issuance of 1,200 shares of common stock (par value $0.01 per share)	$12	$—
Conversion of stockholder loans and affiliate accounts payable to additional paid-in capital	$4,951,841	$—
Affiliate interest added to loan principal	$251,414	$387,454
Purchase of property and equipment with debt	$—	$91,280
Acquisition of business with payables	$—	$55,000

The accompanying notes are an integral part of these financial statements

7

POLYMERIC U.S., INC.

Notes to the Financial Statements

Years Ended December 31, 2025 and 2024

1.	Summary of Significant Accounting Policies

Nature of Operations

Polymeric U.S., Inc. (the Company) earns revenues predominately from manufacturing of screen and digital inks.

The industry in which the Company operates is highly competitive and characterized by rapid technological changes, evolving customer demands, and frequent new product introductions. The Company faces intense competition from established companies, as well as new market entrants, some of which may have greater financial, technical, and marketing resources. Such competition could result in pricing pressures, reduced profit margins, loss of market share, and increased operating expenses, all of which could materially adversely affect the Company’s financial condition and results of operations.

Basis of Accounting

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

Receivables and Allowances for Credit Losses

Accounts receivable and other receivables are stated at the amount management expects to collect from balances outstanding. The Company reviews the collectability of accounts receivable by risk type and determines the need for an allowance based upon an analysis of outstanding receivables, historical collection information, existing economic conditions, as well as reasonable and supportable forecasts.

Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 30 days are generally considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery, in accordance with the entity’s accounting policy election.

The Company has elected to apply the practical expedient in accordance with ASU No. 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets for Private Companies and Certain Not-for-Profit Entities, and assumes that the current conditions as of the balance sheet date do not change over the remaining life of the asset. The election of this practical expedient was applied prospectively for the year ended December 31, 2025 and did not have a material impact on the Company’s financial statements.

8

POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

1.	Summary of Significant Accounting Policies (continued)

Receivables and Allowances for Credit Losses (continued)

The activity in the allowance for credit losses was as follows for the years ended December 31, 2025 and 2024:

	2025	2024

Beginning balance	$—	$—
Credit loss expense	10,056	3,292
Recoveries	5,000	—
Write-offs	(6,056)	(3,292)
Ending balance	$9,000	$—

Inventories

Inventories consist of screen and digital inks and are stated at the lower of average cost (which approximates the first-in, first-out (FIFO) method) and net realizable value. Cost includes material costs, labor, and overhead. Provisions are made for the estimated effect of obsolete and slow-moving inventories on the basis of historical experience, current usage patterns, future demand and marketability of products, inventory levels and turns, and known replacement costs.

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives. The estimated useful lives for all property and equipment is 5 – 7 years.

Depreciation and amortization expense of property and equipment was $98,559 and $106,124 for the years ended December 31, 2025 and 2024, respectively.

Intangible Assets

Intangible assets consist of patents, trademarks, and goodwill. The patents and trademarks were acquired in a stand-alone asset purchase and were initially recognized at cost. These assets have finite useful lives and are amortized on a straight-line basis over their estimated useful lives, which reflect the period over which the assets are expected to contribute directly or indirectly to future cash flows. The estimated useful lives and amortization methods are reviewed at least annually and adjusted prospectively if expectations change. The Company determined that they were no longer using certain patents during the year ended December 31, 2025. See Note 5 for additional information related to this abandonment. No other asset impairment was recognized for the years ended December 31, 2025 and 2024.

9

POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

1.	Summary of Significant Accounting Policies (continued)

Intangible Assets (continued)

The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets acquired in a business combination. The Company has elected the private company alternative whereas the Company amortizes goodwill on a straight-line basis over a period of ten years or less. Goodwill is evaluated for impairment only when events or changes in circumstances indicate that the fair value of the Company may be less than its carrying amount. Also, the Company has elected the alternative for certain identifiable assets acquired in a business combination. Under this alternative, the Company does not recognize customer-related intangible assets and noncompetition agreements separately from goodwill. Instead, these assets are included in goodwill. This accounting policy is applied prospectively to qualifying transactions occurring after the date of the election.

As part of a business acquisition, $80,000 was capitalized to goodwill during the year ended December 31, 2024. See Note 12 for additional information regarding the acquisition. Amortization expense on intangible assets was $25,840 and $42,333 for the years ended December 31, 2025 and 2024, respectively.

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset are less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Income Taxes

The Company files an income tax return in the United States federal jurisdiction and various state jurisdictions. The Company is generally no longer subject to income tax examinations by taxing authorities for tax years before 2022. There are currently no income tax examinations of the Company’s income tax returns in progress.

The Company is organized under subchapter C of the Internal Revenue Code. The Company computes its income tax expense for financial statement reporting purposes by applying the statutory rates to its taxable income.

Deferred income taxes are provided for temporary differences between the income tax basis and financial statement basis of assets and liabilities. These differences arise principally from the use of accelerated depreciation for income tax purposes, the expected future income tax benefits of net operating loss (NOL) carryforwards, and the recognition of certain income and expenses in different reporting periods for financial statement and income tax purposes.

The Company reviews uncertain tax positions annually and records a liability when, based on available evidence, management determines it is more likely than not that a position would not be sustained upon examination.

10

POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

1.	Summary of Significant Accounting Policies (continued)

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration that it expects to be entitled to in exchange for those goods or services. The amount and timing of revenue recognition varies based on the nature of the goods or services provided and the terms and conditions of the customer contract. See Note 3 for additional information about the Company’s revenue.

Cost of Goods Sold

Cost of goods sold consists primarily of direct product costs (net of vendor rebates and discounts), direct labor costs, inbound and outbound freight charges, and overhead costs, and is recorded in the same period in which the related revenues are recorded.

Shipping and Handling Costs

Shipping and handling costs of $214,741 and $215,305 for the years ended December 31, 2025 and 2024, respectively, are included in cost of goods sold in the accompanying statement of operations.

Advertising Expenses

The costs of advertising and product promotion are expensed as incurred. The Company incurred $1,371 and $2,280 in advertising costs during the years ended December 31, 2025 and 2024, respectively.

Taxes Collected from Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying statement of operations on a net basis.

2.	Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Company maintained cash balances at a commercial bank and these balances can exceed the Federal Deposit Insurance Corporation (FDIC) insured deposit limit of $250,000 per financial institution. At December 31, 2025 and 2024, the Company’s balance held at the commercial bank exceeded the FDIC limit by approximately $436,000 and $66,000, respectively. The Company has not experienced any losses in cash accounts and believes it is not exposed to any significant credit risk on cash balances.

11

POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

3.	Revenue

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring distinct goods or providing services to customers. The Company’s revenue consists substantially of product sales and is reported net of prompt pay discounts offered to customers. The Company recognizes revenue when performance obligations under the terms of contracts with its customers are satisfied, which occurs when control passes to a customer to enable them to direct the use of and obtain benefit from a product. This typically occurs when a customer obtains legal title, obtains the risks and rewards of ownership, has received the goods according to the contractual shipping terms either at the shipping point or destination and is obligated to pay for the product. Customary terms require payment within 30 days, and for certain customers, deposits may be required in advance of shipment.

Warranty costs, refunds, and discounts are not significant.

All of the Company’s revenues from contracts with customers for the years ended December 31, 2025 and 2024 are recognized at a point in time.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are affected by the following factors:

a.	Payers that have different reimbursement and payment methodologies.

b.	Geography of the customer location.

The following table provides information about the Company’s receivables from contracts with customers:

	2025	2024

Accounts receivable, net of allowance, beginning of year	$645,447	$556,912
Accounts receivable, net of allowance, end of year	$374,476	$645,447

For shipping and handling activities, the Company is applying an accounting policy election which allows an entity to account for shipping and handling activities as fulfillment activities rather than a promised good or service when the activities are performed, even if those activities are performed after the control of the good has been transferred to the customer. Therefore, the Company expenses shipping and handling costs at the time revenue is recognized. The Company classifies shipping and handling expenses in cost of goods sold in the statements of operations.

4.	Inventories

Inventories are comprised of the following at December 31, 2025 and 2024:

	2025	2024

Raw materials	$806,962	$992,559
Work in progress	2,986	—
Finished units	1,049,707	886,338
	1,859,655	1,878,897
Less: reserve for obsolescence	306,576	130,761

	$1,553,079	$1,748,136

12

POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

4.	Inventories (continued)

During the year ended December 31, 2025, the Company recorded an additional inventory reserve of $350,000 related to direct-to-garment inventory items, due to anticipated lower future demand for the direct-to-garment inks. Management believes this adequately reduces the carrying amount of the inventory to its estimated net realizable value.

5.	Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2025 and 2024 are:

	2025		2024
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Amortized intangible assets
Patents	$78,391	$(39,195)	$310,000	$(124,000)
Goodwill	80,000	(9,333)	80,000	(1,333)
Brand name	100,001	(50,000)	100,001	(40,000)

	$258,392	$(98,528)	$490,001	$(165,333)

Amortization expense for the years ended December 31, 2025 and 2024 was $25,840 and $42,333, respectively. Estimated amortization expense for each of the following five years is:

2026	$25,839
2027	25,839
2028	25,839
2029	25,839
2030	25,839

During the year ended December 31, 2025, as a result of changes in manufacturing processes and customer demand, the Company determined certain patents related to ink manufacturing processes no longer provided any economic benefit and accordingly, recognized an abandonment loss of $138,964, which was the remaining carrying amount upon abandonment. The abandonment loss is included in general and administrative expenses in the accompanying 2025 statement of operations.

6.	Long-Term Debt

Long-term debt consists of the following as of December 31, 2025 and 2024:

	2025	2024

Note payable to Leaf Capital, secured by equipment; 8.46% interest; 36 monthly installments of $2,880. Matures December 2027.	$63,380	$91,280

Less: current maturities	30,355	27,900

Long-term debt	$33,025	$63,380

13

POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

6.	Long-Term Debt (continued)

Remaining maturities are $30,355 in 2026, and $33,025 in 2027, after which none remain.

Long-term debt with affiliates consisted of the following as of December 31, 2025 and 2024:

	2025	2024

Note payable to affiliate, unsecured. Interest at 9.00%. Interest is added to principal balance monthly. No stated due date or payment terms.	$—	$4,131,236

Note payable to affiliate, unsecured. Interest at 9.00%. Interest is added to principal balance monthly. No stated due date or payment terms.	—	374,806

Note payable to affiliate, unsecured. Interest at 18.00%. Interest is added to principal balance monthly. No stated due date or payment terms.	—	126,012

Total debt with affiliate	—	4,632,054

Less: current maturities	—	126,012

Long-term debt with affiliate	$—	$4,506,042

In 2023, the Company’s parent prepared to enter liquidation to flatten the corporate structure. As part of that decision, on March 31, 2023, the Company’s then parent transferred these notes to its own parent company (the Company’s ultimate parent at that time), with no change in terms. During 2025, the affiliate holding the notes converted the entire balance to equity, leaving no affiliate debt outstanding at December 31, 2025. Interest expense on these notes of $251,414 and $387,454 for the years ended December 31, 2025 and 2024, respectively, was added to the principal balance. See Note 7 for additional information on this conversion.

7.	Related Party Debt-to-Equity Conversion and Recapitalization

Effective July 31, 2025, the Company completed a recapitalization transaction in which all outstanding stockholder debt and payables owed to Spear Africa Holdings Limited (Spear), the Company’s majority stockholder through that date, totaling $4,951,841 were converted into equity.

In connection with the recapitalization, all 1,031 previously outstanding shares of the Company’s common stock, including the 31 shares (approximately 3%) held by Colenso Capital UK Limited were canceled. Based on the Company’s stockholders’ deficit and a valuation indicating that the fair value of the Company’s net assets was fully absorbed by its outstanding debt as of July 31, 2025, management concluded that the previously outstanding common shares had no residual value immediately prior to the recapitalization. Accordingly, the cancellation of those shares did not result in any gain or loss being recognized in the Company’s financial statements.

Subsequent to the cancellation of the outstanding shares, the Company issued 1,200 shares of common stock to Spear. No cash consideration was received in connection with this issuance. The common stock balance increased by $12, with the remaining $4,951,841 recorded as additional paid-in-capital.

14

POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

7.	Related Party Debt-to-Equity Conversion and Recapitalization (continued)

As a result of the transaction, the stockholder debt and payables owed to Spear, totaling $4,951,841, was adjusted to additional paid-in capital and stockholders’ equity (deficit) increased by the same amount. Following the recapitalization, Spear owns 100% of the Company’s outstanding common stock, and no amounts were outstanding to Spear or other related parties as of December 31, 2025.

8.	Leases

The determination of whether an arrangement is a lease is made at the lease’s inception. Management only reassesses its determination if the terms and conditions of the contract change.

Operating leases (other than short-term leases) are included in operating lease right-of-use (ROU) assets, current maturities of long-term operating lease liabilities and long-term operating lease liabilities, less current maturities.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company has elected a practical expedient to apply a risk-free discount rate for a period comparable to the lease term as the discount rate when the lessor’s borrowing rate is not determinable. At December 31, 2025 and 2024, the weighted average discount rate for all operating leases is 3.57% and 4.12%, respectively. Operating lease ROU assets exclude any lease incentives. None of the Company’s lease agreements contain any material residual value guarantees.

Operating leases consist of leases of office and warehouse space and office equipment expiring at various dates during the next two years. Only lease options that management is reasonably certain the Company will exercise are included in the measurement of the operating lease ROU assets and liabilities. The weighted average remaining lease term of operating leases is approximately one year. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. For the year ended December 31, 2025, lease expenses of $180,504 and $21,849 are included in cost of goods sold and general and administrative expense, respectively. For the year ended December 31, 2024, lease expenses of $180,504 and $55,068 are included in cost of goods sold and general and administrative expense, respectively.

The following is a schedule by year of future rental payments required under operating leases that have initial noncancellable lease terms in excess of one year as of December 31, 2025:

2026	$184,656
2027	3,114

Total future operating lease payments	187,770

Less: amount representing interest	3,142

Present value of operating lease liabilities	$184,628

Leases with a term of one year or less are not recognized on the balance sheet and the expense for these short-term leases is recognized on a straight-line basis over the lease term. For the years ended December 31, 2025 and 2024, the Company incurred expenses of $2,650 and $5,516, respectively, related to short-term leases which are included in general and administrative expense.

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POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

8.	Leases (continued)

The Company leases printing equipment to a customer under a sales-type lease. Per the agreement, the customer pays a minimum lease payment to the Company through an upcharge of ink until the purchases covers the amount of the printer. If ink is not purchased, the customer is still required to make a monthly minimum payment. At the end of the lease term, ownership of the printer will be transferred to the customer and there is no unguaranteed residual asset recognized. At the commencement of the lease, it was expected that the length of the lease will be 60 months based on minimum ink purchases.

During 2025, the upcharge of ink purchases was reduced below the contractual amount, and the length of the lease was extended to cover the reduction of surcharge. The revised length of the lease after this extension was approximately one year.

The maturity of the lease receivable as of December 31, 2025, is as follows:

2026	$28,800
2027	25,800
2028	22,800
2029	22,800
2030	19,414

Total payments	119,614
Lease receivable	112,993
Difference between undiscounted and discounted payments	$6,621

9.	Income Taxes

The provision for income taxes includes the following components for the years ended December 31, 2025 and 2024:

	2025	2024

Current income tax expense	$13,479	$21,972
Deferred income tax expense	515,200	3,300
Decrease in deferred income tax valuation allowance	(515,200)	(3,300)

Provision for income taxes	$13,479	$21,972

A reconciliation of the income tax provision at the statutory rate to the Company’s actual income tax benefit is shown below:

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POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

9.	Income Taxes (continued)

	2025	2024

Computed at the statutory rate of 21%	$(87,703)	$5,967
Increase (decrease) resulting from:
State income taxes	(12,529)	852
Nondeductible meals, entertainment, and other	1,992	1,906
Temporary differences:
Increase in inventory reserve	42,196	8,740
Book depreciation and amortization in excess of tax depreciation and amortization	21,906	7,092
Tax gain in excess of book gain on sale of assets	—	17,025
Accrued interest	54,339	55,056
Use of NOL carryforward	(15,236)	(66,998)
Other	8,514	(7,668)

Provision for income taxes	$13,479	$21,972

The tax effects of temporary differences related to deferred taxes shown on the balance sheets at December 31, 2025 and 2024 are:

	2025	2024
Deferred tax assets:
Obsolete inventory reserve	$73,600	$31,400
Accrued vacation	400	500
Other accruals	2,900	—
Lease liabilities	44,300	49,300
Accrued interest	—	594,700
Net operating loss carryforwards	190,900	207,800
	312,100	883,700
Deferred tax liabilities:
Book/tax difference on property and equipment	(19,200)	(41,100)
Amortization of intangibles	57,900	28,200
Right-of-use assets	(44,300)	(49,100)

Net deferred tax asset before valuation allowance	306,500	821,700

Valuation allowance:
Beginning balance	(821,700)	(825,000)
Decrease during the year	515,200	3,300

Ending balance	(306,500)	(821,700)

Net deferred tax asset	$—	$—

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POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

9.	Income Taxes (continued)

The Company has unused operating loss carryforwards of approximately $795,000 and $866,000 at December 31, 2025 and 2024, respectively, and utilized approximately $63,000 and $279,000 of NOL in the years ended December 31, 2025 and 2024, respectively. NOL incurred can be carried forward indefinitely, however, such NOL can only offset 80% of taxable income.

Management recorded a full valuation allowance against the net deferred tax asset before valuation allowance as it is more likely than not that the future benefit from the deferred tax asset will not be realized in full.

10.	Employee Benefit Plan

The Company has a 401(k) profit-sharing plan covering substantially all employees who have completed three months of employment. In 2025 and 2024, the Company matched 25% of each employee’s payroll contributions up to 4%. Contributions to the plan were $2,815 and $2,945 for the years ended December 31, 2025 and 2024, respectively.

11.	Level-Funded Group Health Plan

The Company sponsors a partially self-insured, level-funded group health plan for eligible employees. Under this arrangement, the Company pays a monthly amount to an insurance carrier that is allocated among funding a claims account, administrative fees, and specific and aggregate stop-loss coverage. Because the Company bears the risk for health care claims up to specified attachment points and may participate in favorable claims experience through potential refunds, the arrangement is accounted for as a self-insured health benefit. For the years ended December 31, 2025 and 2024, the related costs are included in cost of goods sold of $39,348 and $45,257, respectively, and operating expenses of $163,617 and $191,801, respectively, in the accompanying statements of operations. A liability is recorded for health care claims incurred but not reported and for reported but unpaid claims when it is probable that a loss has been incurred and the amount can be reasonably estimated, consistent with ASC 450-20 (loss contingencies) and measurement concepts applied to health and welfare plans under ASC 965-30. This liability is deducted from any fund balance remaining at the end of the plan year.

At December 31, 2025 and 2024, a liability for the health care claims incurred but not reported and for reported but unpaid claims of $2,936 and $3,333, respectively, was deducted from the Company’s ending fund balance to determine the ending surplus. These amounts include estimates for claims incurred but not reported, which are based primarily on historical claims experience, recent claims activity, and other relevant factors. Actual results could differ from these estimates, and such differences are recorded in earnings in the period in which they become known. The level-funded arrangement is subject to specific and aggregate stop-loss insurance that limits the Company’s exposure to large individual claims and unusually high overall claim levels. In the event that actual eligible claims are less than the funded amount in the claims account, and after consideration of contractual terms and run-out periods, the Company is eligible to receive a refund of $11,449. This refund is recognized as a reduction of cost of goods sold during the year ended December 31, 2025. A refund amount was not recognized for the year ended December 31, 2024.

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POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

12.	Business Acquisition

On November 1, 2024, the Company entered into an asset purchase agreement with InkTech International Corporation (InkTech), a Canadian corporation, for cash and contingent consideration. InkTech was engagement in the business of liquid ink manufacturing and the distributing of certain digital inks, UV screen inks and graphic supplies, similar to the Company. Per the purchase agreement, the Company was to pay $50,000 to the seller in two installments with the first due at the date of signing and the second due by April 30, 2025. In addition, cash was paid for certain production equipment and inventory. The contingent consideration, per the purchase agreement, is calculated as 10% of sales generated by the seller’s customers over the next two years. The Company’s management estimated that the acquisition will generate approximately $400,000 a year in revenue for the next two years, which equaled a total of $80,000 in contingent consideration. Production equipment and inventory were recorded at their fair market value as of the acquisition date, with the excess recorded as goodwill, which resulted primarily from a customer list. No liabilities were included in the acquisition of the entity. The Company has elected an accounting option available to private companies to combine customer related intangibles with goodwill, as well as the election to amortize goodwill on a straight-line basis and assess impairment only when a triggering event occurs. The following table presents the allocation of the purchase price consideration to the tangible and intangible assets acquired:

Inventory	$60,390
Goodwill	80,000
Production equipment	10,000

Total allocation of purchase price	$150,390

Computation of the purchase price at date of acquisition:

Cash paid for inventory and equipment	$70,390
Cash paid in advance for contingent consideration	25,000
Earn-out payable - contingent consideration	55,000

Total purchase price	$150,390

Changes in estimates of the contingent consideration will be recognized in the statement of operations when known. During the year ended December 31, 2025, the contingent consideration liability was reduced by $22,894 based upon the level of sales earned from InkTech’s customers during the year ended December 31, 2025.

13.	General Litigation Contingency

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

14.	Reclassifications

Certain items in the 2024 financial statement presentation have been reclassified to conform to the 2025 presentation. Such reclassifications have no effect on previously reported net income or stockholders’ deficit.

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POLYMERIC U.S., INC. Notes to the Financial Statements Years Ended December 31, 2025 and 2024

15.	Subsequent Events

The Company evaluated subsequent events through July 30, 2026, when these financial statements were available to be issued. Other than disclosed below, management is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on the financial statements.

On May 18, 2026, the Company completed the sale of substantially all assets of its inks and coatings business operating under the “Polymeric” trade name to Polymeric Nocopi LLC, a wholly owned subsidiary of Nocopi Technologies, Inc. The transaction was completed pursuant to an Asset Purchase Agreement among Nocopi Technologies, Inc., Polymeric Nocopi LLC, Polymeric U.S., Inc., and the sole stockholder of the Company. The Asset Purchase Agreement was executed and the closing occurred simultaneously on May 18, 2026.

The aggregate consideration for the transaction was $2,650,000, consisting of $1,900,000 in cash, subject to customary working capital adjustments and other reductions, the assumption of certain specified liabilities, and the issuance of 500,000 shares of Nocopi Technologies, Inc. common stock to the Company. At closing, Polymeric Nocopi LLC paid $1,750,000 in cash, net of a $150,000 holdback. The holdback secures the post-closing working capital adjustment and indemnification obligations and is subject to staged release as follows: up to $50,000 within five business days after final determination of the working capital adjustment, up to $50,000 on the 12-month anniversary of the closing date, and any remaining balance on the 18-month anniversary of the closing date, in each case net of any applicable setoffs, encumbered amounts, or claims. The first release payment was paid subsequent to December 31, 2025, in the amount of $50,000.

The Asset Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions, including non-compete and non-solicitation covenants.

No adjustment has been recorded in the Company’s financial statements as of and for the year ended December 31, 2025.

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